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                                                                   Exhibit 10.12



                            STOCK OPTION AGREEMENT

        THIS NONQUALIFIED STOCK OPTION AGREEMENT is entered into March 6, 1995, between Uranium Resources, Inc., a Delaware corporation (the "Company"), and James P. Congleton, an individual (the "Optionee"), with reference to the following facts:

        A. Company desires to grant an option to Optionee pursuant to the terms of the Consulting Agreement dated March 6, 1995; and

        B.       Optionee desires to accept such option.

        NOW, THEREFORE, IN CONSIDERATION OF the foregoing facts and the mutual promises set forth herein, the parties agree as follows:

        1. Grant of Option. Company hereby grants to Optionee an irrevocable option to purchase up to 60,000 shares of the Common Stock of the Company (the "Shares") at a price of $4.00 per Share. This option shall expire on March 6, 2000.

        2. Exercise of Option. This option may be exercised by delivery of written notice to Company stating the number of Shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment shall be made in cash or by certified check or by bank cashiers' check.

        3. Reserved Shares. Company has duly reserved for issuance a number of authorized but unissued shares adequate to fulfill its obligations under this agreement. During the term of this agreement Company shall take such action as may be necessary to maintain at all times an adequate number of shares reserved for issuance or treasury shares to fulfill its obligations hereunder.

        4. Assignment or Transfer. This option may not be assigned or transferred without the prior written consent of the Company, except pursuant to the laws of descent and distribution and except that Optionee may transfer all or any portion of the option to Grant Bettingen, Inc. or to members of Optionee's family or entities for the benefit of members of his family.

        5. Registration Rights. If the Company determines to register shares of its Common Stock under the Securities Act, the Company shall, to the extent permitted by law, include the Shares underlying the option granted herein, at its own expenses, and shall use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky laws, and appropriate compliance with the Securities Act) as would permit or facilitate the sale or distribution of the Shares.

        6. Compliance with Law. This option shall not be exercised, and no Shares shall be issued in respect hereof, unless in compliance with federal and applicable state securities laws.





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        7.       Legends and Representations.  (a) The certificates evidencing
Shares purchased pursuant to this option shall bear any legends deemed necessary by Company.

                 (b) As a condition to the exercise of this option, Optionee will deliver to Company such signed representations as may be necessary, in the opinion of counsel satisfactory to Company, for compliance with applicable federal and state securities law.

                 (c) The sale of the securities which are the subject of this agreement has not been qualified with the State of California and the issuance of such securities or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of securities is exempt from the qualification by Section 25102(f). The rights of all parties to this Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

        8. Notice. All notices or other communications desired to be given hereunder shall be in writing and shall be deemed to have been duly given upon receipt, if personally delivered, or on the third business day following mailing by United States first class mail, postage prepaid, and addressed as follows:

If to Company:                    Paul Willmott, President
                                  Uranium Resources, Inc.
                                  Three Park Central, Suite 1100
                                  1515 Arapahoe Street
                                  Denver, Colorado  80202

If to Optionee:                   James P. Congleton
                                  25472 Coral Wood
                                  Lake Forest, California  92630

or to such other address as either party shall give to the other in the manner set forth above.

        9. Tax Treatment. Optionee acknowledges that the tax treatment of this option, Shares subject to this option or any events or transactions with respect thereto may be dependent upon various factors or events which are not determined by this agreement. Company makes no representations with respect to and hereby disclaims all responsibility as to such tax treatment.

        10. Nonqualified Status. This option is not intended to be an "Incentive Stock Option" as defined in Section 422 of the Internal Revenue Code of 1986 and it shall not be treated as an Incentive Stock Option, whether or not, by its terms, it meets the requirements of Section 422.

        11. Adjustments. The number of shares of Common Stock covered by the Option, as well as the price per share of Common Stock covered by the Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split,





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reverse stock split, stock dividend, combination or reclassification of the
Common Stock of the Company. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

                 In the event of the proposed merger or consolidation of the Company or dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

        IN WITNESS WHEREOF, Company and Optionee have executed this Stock Option Agreement effective as of the date first set forth above.

The Company

URANIUM RESOURCES, INC.


By: /s/ PAUL K. WILLMOTT
   ----------------------------------

Title:  President


The Optionee

JAMES P. CONGLETON

  /s/ JAMES P. CONGLETON
- -------------------------------------





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                                                                   Exhibit 10.12


                  AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT


        THIS AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT is made and entered into this 25th day of May, 1995 (this "Amendment No. 1 to Stock Option Agreement"), between Uranium Resources, Inc., a Delaware corporation (the "Company"), and James P. Congleton, an individual (the "Optionee").

                                        RECITALS:

        A. The parties hereto entered into that certain Stock Option Agreement, dated March 6, 1995 (the "Stock Option Agreement"), between the Company and the Optionee.

        B. The Company and the Optionee have agreed to amend the Stock Option Agreement and the options granted pursuant thereto as provided herein.

                 NOW, THEREFORE, in consideration of the sum of $10.00, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

        1. The Stock Option Agreement and the options granted pursuant thereto are hereby amended as follows:

                 1.1 Section 1 of the Stock Option Agreement is hereby deleted in its entirety and replaced with the following Section 1:

                         1. Grant of Option. Company hereby grants to Optionee an irrevocable option to purchase up to 50,000 shares of the Common Stock of the Company (the "Shares") at a price of $4.00 per share. This option shall expire on March 6, 2000.

        2. Except as amended hereby, the Stock Option Agreement and the options granted pursuant thereto, shall not be amended, changed, or modified by this Amendment No. 1 to Stock Option Agreement and shall remain in full force and effect.





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        IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment No. 1 to Stock Option Agreement to be duly executed and delivered as of the date first above written.

                                        URANIUM RESOURCES, INC.



                                        By: /s/ PAUL K. WILLMOTT
                                            ------------------------------
                                            Paul K. Willmott
                                            President


                                        "OPTIONEE"

                                        /s/ JAMES P. CONGLETON
                                        ----------------------------------
                                        James P. Congleton





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